EXHIBIT 99.1 PRESS RELEASE DATED APRIL 2, 2001

Contact:	Anne Smith (Media)	Dennis P. Wolf (Financial)
	Redback Networks	Redback Networks
	(408) 571-5044	(408) 571- 5155
	asmith@redback.com	dwolf@redback.com

REDBACK NETWORKS EXPECTS LOWER FIRST QUARTER 2001 RESULTS
AND ANNOUNCES RESTRUCTURE

SAN JOSE, Calif., April 2, 2001 – Citing a weakened global telecommunications market, Redback Networks Inc. (NASDAQ: RBAK) today announced that it expects revenue in the current fiscal quarter ending March 31, 2001 will be approximately $85 to $90 million. The company also announced that it would reduce its workforce by approximately 150 people, which represents twelve percent of its total employee base.

The company will take restructuring charges of approximately $23 million related to excess facilities in the first quarter and $4 million in employee-related termination costs in the second quarter. In addition, the company will take first quarter charges of approximately $24 million for excess inventory as a result of certain product design enhancements initiated during the first quarter that were made to satisfy customer requirements. Excluding acquisition-related charges, stock compensation charges, and the restructuring and inventory charges noted above, the company expects a pro forma loss of approximately fifteen cents per share.

“These are challenging times, and while these actions are difficult to take, they are required for us to remain competitive,” said Vivek Ragavan, president and chief executive officer of Redback Networks. “We are sensitive to the effects these cost reduction measures have on all of our employees. However, we are taking the necessary steps to improve our operating results, while at the same time continuing to invest in the next generation technologies that are so important for the future of the company.”

Redback will discuss its expected first fiscal quarter lowered expectations in an investor conference call today at 3:00 pm PST. The conference telephone number is (913) 981-5509. Replay information will be available at (719) 457-0820, access code: 697835. Redback’s fiscal first quarter 2001 earnings conference is scheduled for April 11th at 2:00 pm PST. The Company will review the quarter, as well as the full year outlook, at that time. Information on these calls can also be found on Redback’s website, www.redback.com, under Investor Center.

About Redback Networks Inc.

Founded in 1996 and headquartered in San Jose, Calif., Redback Networks Inc., is a leading provider of innovative networking solutions for metro optical and broadband networks. The Company’s Subscriber Management Systems (SMS) connect and manage large numbers of broadband subscribers, and is widely deployed around the world. To deliver next generation services for metropolitan optical networks, the Redback SmartEdge multi-service platforms leverage powerful advances in application-specific integrated circuit, IP, and optical technology. The Company’s Network and Service Management family of products enable rapid provisioning and faster time to market for new services, while reducing operational expenses. With this product portfolio, Redback Networks is the first equipment supplier focused exclusively on developing integrated solutions for the New Access Network.

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Redback is a U.S. Registered Trademark; Subscriber Management System and SmartEdge are Trademarks of Redback Networks Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, product deployment and network configurations. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, and the other reports filed from time to time with the Securities and Exchange Commission.